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                                                                     EXHIBIT 3.3


                           ARDENT HEALTH SERVICES LLC

                                 AMENDMENT NO. 2
                                       TO
                       LIMITED LIABILITY COMPANY AGREEMENT


         We, the undersigned, representing a majority in interest of the holders of each of the Common Units and Redeemable Preferred Units outstanding, hereby agree as follows:

1. Reference to the Limited Liability Company Agreement; Definitions. Reference is made to the Limited Liability Company Agreement of Ardent Health Services LLC, dated as of August 3, 2001, as amended by Amendment No. 1 to the Limited Liability Company Agreement, dated as of August 6, 2003 (as amended, the "LLC Agreement"). Capitalized terms contained herein and not otherwise defined herein shall have meanings given to them in the LLC Agreement.

2. Amendment to LLC Agreement. Pursuant to Article X, Section 10.07 of the LLC Agreement, the LLC Agreement is hereby amended by this Amendment No. 2 (this "Amendment") to be effective as of December 31, 2003 so that the first paragraph of Section 3(a) of Annex C of the LLC Agreement is deleted in its entirety and replaced with the following text:

                  (a) Mandatory Redemption. Except in connection with the conversion of the LLC to a corporate form pursuant to Section 8.03 of the LLC Agreement, the LLC shall redeem (in the manner and with the effect provided in this Section 3) all then outstanding Redeemable Preferred Units (for purposes of this Section 3, any date on which any Redeemable Preferred Units are to be redeemed (which date must be a Business Day) as herein provided is called a "Redemption Date"): (i) upon the closing of a merger or consolidation of the LLC with or into another entity in which the "beneficial ownership" of the "persons" or "groups" currently owning a majority of the LLC's Common Units or other common equity interests of the LLC do not continue to represent more than 50% of the voting power of all outstanding equity securities in the surviving entity, in substantially the same proportions, immediately after such merger or consolidation; (ii) upon the closing of a sale or other disposition of all or substantially all of the assets and properties of the LLC; or (iii) upon an initial public offering of the common equity of the LLC (or any other entity into which the LLC has converted, merged or consolidated) registered under the Securities Act of 1933, as amended, with gross proceeds of at least $50 million. The LLC shall, at least 30 days prior to the closing of any transaction described in clauses (i) through (iii) above, provide notice thereof to the holders of record of Redeemable Preferred Units.

3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of law rules of such state.


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4. Counterparts; Originals. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered by telecopy or facsimile and execution in such manner shall constitute an original.

5. Miscellaneous. Except to the extent specifically amended hereby, the provisions of the LLC Agreement shall remain unmodified, and, subject to the conditions contained in this Amendment, the Agreement is hereby confirmed as being in full force and effect.

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


         IN WITNESS WHEREOF, the undersigned have executed this Amendment to the LLC Agreement as of December 31, 2003.



                              WELSH, CARSON, ANDERSON & STOWE IX, L.P.
                              By:  WCAS IX Associates, L.L.C., General Partner


                              By:  /s/ Jonathan M. Rather
                                   -------------------------------------------
                                   Managing Member


                              WCAS HEALTHCARE PARTNERS, L.P.
                              By:  WCAS HP Partners, General Partner


                              By:  /s/ Jonathan M. Rather
                                   -------------------------------------------
                                   Managing Member


                              John Almeida               Robert A. Minicucci
                              Bruce K. Anderson          Paul B. Queally
                              Russell L. Carson          IRA - f/b/o Jonathan M.
                              John Clark                   Rather
                              Anthony J. de Nicola       Lawrence B. Sorrel
                              Michael Donovan            Sanjay Swani
                              Michael Gerstner           Sean Traynor
                              Eric J. Lee                Patrick J. Welsh
                              D. Scott Mackesy           James B. Hoover
                              IRA - f/b/o James R.       Andrew M. Paul
                                Matthews                 Richard H. Stowe
                              Thomas E. McInerney        Laura VanBuren
                              Scott McLellan


                              By:  /s/ Jonathan M. Rather
                                   -------------------------------------------
                                   Jonathan M. Rather
                                   Individually and as Attorney-in-Fact





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                               FFC PARTNERS II, L.P.
                               By:  FFC GP II, LLC, as General Partner


                               By:  /s/ Carlos A. Ferrer
                                    ------------------------------------------
                                    Carlos A. Ferrer
                                    Member


                               FFC EXECUTIVE PARTNERS II, L.P.
                               By:  FFC EXECUTIVE GP II, LLC, as General Partner


                               By:  /s/ Carlos A. Ferrer
                                    ------------------------------------------
                                    Carlos A. Ferrer
                                    Member


                               BANC OF AMERICA CAPITAL INVESTORS, L.P.
                               By: Banc of America Capital Management, L.P., as General Partner


                               By:  BACM I GP, LLC, as General Partner


                               By:  /s/ Walker L. Poole
                                    ------------------------------------------
                                    Walker L. Poole
                                    Managing Director








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